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                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), is made as of May 6, 2001, by and between Saf-T-Hammer Corporation, a Nevada corporation (the "Company"), with headquarters located at 14500 N. Northsight, Suite 221, Scottsdale, Arizona 85260, and Colton Melby, 20400 92nd Ave. S., Kent, WA 98031 (the "Rights Holder").

                                    RECITALS

         A. The Company and Rights Holder have entered into a Promissory Note & Loan Agreement dated as of May 6, 2001 (the "Note"), pursuant to which the Rights Holder has loaned the Company $5 million (the "Loan") and pursuant to which the Company has issued the Rights Holder a Common Stock Purchase Warrant dated of even date herewith (the "Warrant"). The Warrant authorizes the Rights Holder to acquire shares of the Common Stock of the Company (the "Common Stock").

         B. To induce the Rights Holder to make the Loan, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), and applicable state securities laws.

         C. The parties desire to set forth in this Agreement all of the terms and conditions relating to the registration rights applicable to the Registrable Shares (as defined below).


         NOW, THEREFORE, the parties agree as follows:

         1. Definitions. As used in this Agreement, the following terms have the following meanings:

         Business Day: Each day other than a Saturday, a Sunday or any other day on which commercial banks in New York City are authorized or required by law or executive order to close.

         Closing: The consummation of the SW Transaction (as defined in the Note).

         Commission: The Securities and Exchange Commission and any successor federal agency having similar powers.

         Exchange Act: The Securities Exchange Act of 1934, as amended or any similar replacement federal statute, as at the time in effect, and any reference to a particular section of such Act shall include a reference to the comparable section, if any, of any such similar replacement federal statute.

         NASD: National Association of Securities Dealers, Inc.

         NASDAQ: The NASDAQ Stock Market, Inc.
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         Person: An individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof.

         Prospectus: The prospectus included in any Registration Statement, including all amendments (including, but not limited to, post-effective amendments) and supplements to such prospectus and all material incorporated by reference in such prospectus.

         Registrable Shares: Those certain shares of Common Stock held by the Rights Holder that are to be issued upon conversion of any proportion of the Warrant. Any particular Registrable Shares shall cease to be Registrable Shares when (x) a Registration Statement with respect to the sale of such Registrable Shares shall have become effective under the Securities Act and such Registrable Shares shall have been disposed of in accordance with such Registration Statement, (y) such Registrable Shares shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act or
(z) such Registrable Shares shall have ceased to be outstanding.

         Registration Expenses: All expenses incurred by the Company in complying with ARTICLE 2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of special counsel for the Rights Holder, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

         Registration Statement: A registration statement of the Company covering Registrable Shares pursuant to this Agreement, including the Prospectus, all amendments (including, but not limited to, post-effective amendments) and supplements to such registration statement, all exhibits to such registration statement and all material incorporated by reference in such registration statement.

         Securities Act: The Securities Act of 1933, as amended or any similar replacement federal statute, as at the time in effect, and any reference to a particular section of such Act shall include a reference to the comparable section, if any, of any such similar replacement federal statute.

         Selling Expenses: All underwriting discounts and selling commissions applicable to the sale of the Company's capital stock.

         2. Mandatory Registration.

         2.1 Mandatory Registration. The Company shall prepare, and, on or prior to forty-five (45) days after the date of the Closing (the "Filing Date"), file with the SEC a Registration Statement on Form SB-2 (or, if Form SB-2 is not then available, on such form of Registration Statement as is then available to effect a registration of all of the Registrable Securities, subject to the consent of the Rights Holder) covering the resale of all of the Registrable Securities.

         2.2 Furnishing Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to SECTION 2.1 that the Rights Holder shall furnish to the Company such information regarding himself, the Registrable


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Shares held by him and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Shares.

         2.3 Assignment of Registration Rights. The registration rights of the Rights Holder under this Agreement may be assigned (but only with all related obligations) by Rights Holder to a transferee or assignee of such securities that (i) is an entity as to which the Rights Holder is the beneficial owner of at least a majority of the equity therein and the Rights Holder has voting control thereover, (ii) is a member of the Rights Holder's family or a trust for the benefit of an individual Rights Holder. Upon any such permissible assignment, the assigning Rights Holder shall provide the Company with written notice of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement have been assigned. Except as expressly set forth above, the rights of the Rights Holder under this Agreement may not be assigned, transferred or otherwise conveyed without the prior written consent of the Company in its sole discretion.

         3. Resale Limitations. Notwithstanding anything else to the contrary contained herein, the Rights Holder may not sell any Registrable Securities within the first six (6) months following the date on which the Registration Statement required by SECTION 2.1 becomes effective (the "Effective Date") without the prior written consent of the Company.

         4. Registration Procedures. With respect to the Registration Statement required to be filed under SECTION 2.1, the Company shall:

         4.1 Prepare and file with the Commission a Registration Statement with respect to such Registrable Shares and use all reasonable efforts to cause such Registration Statement to become effective, and, upon the request of the Rights Holder, keep such Registration Statement effective for the earliest of ten (10) year from the Effective Date, until the Rights Holder has completed the distribution related thereto, or until the Registrable Shares may otherwise be sold to the public pursuant to Rule 144 (or any successor provision).

         4.2 Prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement for the period set forth in
SECTION 4.1.

         4.3 Furnish to the Rights Holder such number of copies of the Prospectus, in conformity with the requirements of the Securities Act, and such other documents as may reasonably be requested in order to facilitate the disposition of Registrable Shares owned.

         4.4 Use its reasonable efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Rights Holder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify


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to do business or to file a general consent to service of process in any such states or jurisdictions.

         4.5 Notify the Rights Holder when the Prospectus is required to be delivered under the Securities Act of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such Prospectus in order to cause such Prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         5. Assignment. Neither this Agreement nor any other rights, interests or obligations hereunder may be assigned by any of the parties hereto, except in the case of the Company, by operation of law. Each permitted assignee pursuant to this SECTION 5 shall be deemed to have agreed to be bound by the terms of this Agreement.

         6. Indemnification.

         6.1. Indemnification by the Company. In the event of any registration of any Registrable Shares under the Securities Act pursuant to SECTION 2, the Company shall indemnify and hold harmless Rights Holder against all losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses (under the Securities Act or common law or otherwise), joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a fact contained in any Registration Statement or Prospectus (and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary Prospectus or caused by any omission or alleged omission to state therein a fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities (or proceedings in respect thereof) or expenses are caused by any untrue statement or alleged untrue statement contained in or by any omission or alleged omission from information furnished in writing to the Company by Rights Holder expressly for use therein.

         6.2. Indemnification by Rights Holder. In connection with any Registration Statement in which Rights Holder are participating, Rights Holder agree to indemnify and hold harmless the Company, its officers and directors and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities, (or proceedings in respect thereof) and expenses (under the Securities Act or common law or otherwise), joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a fact contained in any Registration Statement or Prospectus (and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary Prospectus or caused by any omission or alleged omission to state therein a fact required to be stated therein or necessary to make the statements therein not misleading, but only


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to the extent that such untrue statement is contained in or such omission is from information so furnished in writing by Rights Holder expressly for use therein.

         6.3. Notice of Claims, etc. Any Person entitled to indemnification under the provisions of this SECTION 6 shall (a) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (b) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, permit such indemnifying party to assume the defense of such claim, with counsel reasonably satisfactory to the indemnified party; and if such defense is so assumed, such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party and such indemnifying party shall not be subject to any liability for any settlement made without its consent (which shall not be unreasonably withheld); and any underwriting agreement entered into with respect to any Registration Statement provided for under this Agreement shall so provide. In the event an indemnifying party shall not be entitled, or elects not, to assume the defense of a claim, such indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel or firm of counsel for all parties indemnified by such indemnifying party in respect of such claim, unless in the reasonable judgment of any such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties in respect of such claim. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Rights Holder and shall survive the transfer of such shares by Rights Holder.

         6.4. Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this SECTION 6 (with appropriate modifications) shall be given by the Company to Rights Holder, on the one hand, and by Rights Holder to the Company, on the other hand, with respect to any required registration or other qualification of such Registrable Shares under any federal or state law or regulation of any governmental authority other than the Securities Act.

         6.5. Payment. The indemnification required by this SECTION 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred. Any indemnified party receiving indemnification payments will repay the same to the Company in the event it is ultimately determined that such indemnification payments were not permitted by applicable law.

         6.6. Other Remedies. If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (a) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other from the offering of Registrable Shares (taking into account the portion of the proceeds of the offering realized by each such party) and as adjusted to appropriately reflect not only the relative benefits received by the indemnifying party on the one hand


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and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations.

         7. Expenses. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration pursuant to ARTICLE 2 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the Rights Holder.

         8. Rules 144 and 144A. The Company will file the reports required to be filed by it under the Securities Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, will, upon the request of Rights Holder, make publicly available other information), all to the extent required from time to time to enable Rights Holder to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (b) Rule 144A under the Securities Act, as such Rule may be amended from time to time, or (c) any similar rule or regulation hereafter adopted by the Commission. Upon the request of Rights Holder, the Company will deliver to Rights Holder a written statement as to whether it has complied with such requirements.

         9. Amendments. This Agreement may be amended only by the written consent of the parties hereto.

         10. Notices. All notices and other communications given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given
(a) on receipt, if delivered personally, (b) three Business Days after it has been mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, (c) the next Business Day after it has been sent by nationally recognized overnight courier (appropriately marked for overnight delivery); or (d) upon transmission, if it is sent by telecopy (with request for immediate confirmation of receipt in a manner customary for communications of such type):

         (i) if to the Company, to:

         Saf-T-Hammer Corporation
         14500 N. Northsight Boulevard, Suite 221
         Scottsdale, AZ  85260
         Attn:  Robert Scott, President
         Facsimile No.:  (480) 949-9747

         With a copy to:

         Stephen R. Boatwright, Esq.
         Gammage & Burnham, PLC
         2 N. Central Ave., 18th floor
         Phoenix, AZ 85004
         Facsimile No.:  (602) 256-4475


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         (ii) if to the Rights Holder:

         Colton Melby
         20400 92nd Ave. S.
         Kent, WA 98031

         With a copy to:

         Gail Runnfeldt, Esquire
         Perkins Coie LLP
         1201 Third Avenue, Suite 4800
         Seattle, WA, 98101
         Fax: (206) 583-8500

         or, in each case, at such other address as may be specified in writing (in accordance with the terms of this SECTION 10).

         11. Remedies. The Rights Holder in addition to being entitled to exercise all rights provided herein and granted by law, including recovery of damages, will be entitled to specific performance of his rights under this Agreement.

         12. Arbitration.

         (a) All disputes and controversies related to this Agreement shall be fully and finally resolved by binding and non-appealable arbitration, before a single arbitrator selected by the procedure set forth below, held in Seattle, Washington.

         (b) The single arbitrator (the "Arbitrator") shall be selected from among the Seattle, Washington members of the American Arbitration Association (the "AAA") by mutual agreement of the disputing parties, or if the disputing parties are unable to agree, by the following means:

                  (i) The disputing parties shall simultaneously exchange lists each containing the names of five members of their choice of the Panel who have indicated a willingness to serve.

                  (ii) If a single name appears on all lists, that individual shall be appointed.

                  (iii) If more than one name appears on all lists, the Arbitrator shall be selected from the common names by mutual agreement of the disputing parties or by lot.

                  (iv) If the lists contain no names in common, four names shall be stricken from each disputing party's list by the other disputing parties and the Arbitrator shall be selected from the remaining names by mutual agreement of the disputing parties or by lot.

                  (v) If the AAA ceases to exist or it is otherwise impossible to select the Arbitrator from the Panel as contemplated by this Agreement, the Arbitrator shall be selected by the President of the AAA in the manner that the President deems closest to satisfying the purposes of this section, or, if such person is


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         unable to do so, by the President of the Association of the Bar of King
         County, Washington.

         (c) The Arbitrator, after appropriate consultation with the disputing parties, shall (i) determine, in his or her sole discretion, the rules governing the arbitration proceeding, including whether and to what extent the parties shall have any right to pre-hearing discovery or other forms of disclosure, the manner of presentation of arguments and/or evidence before or at any hearing, whether and to what extent formal rules of evidence shall govern the proceeding and the parties' rights following the proceeding, and (ii) be governed in exercising such discretion by the goal of reaching a fair and reasonable decision in an expeditious and efficient manner while endeavoring to streamline the process and avoid undue litigation costs.

         (d) The Arbitrator shall assess the costs of the proceeding (including the prevailing disputing party's reasonable attorney's fees) on any unsuccessful disputing party to the extent the Arbitrator concludes that such disputing party is unsuccessful, unless he or she concludes that matters of equity or important considerations of fairness dictate otherwise.

         (e) The Arbitrator shall be required to state his or her decision in writing and may, but shall not be required to, elaborate on the reasons for such decision.

         (f) All proceedings in connection with any arbitration, including its existence, the content of the proceedings and any decision, shall be kept confidential to the maximum extent possible consistent with the law.

         13. Promissory Note & Loan Agreement. This Registration Rights Agreement has been executed pursuant to that certain Promissory Note & Loan Agreement between the Company and the Rights Holder dated as of May 6, 2001 (the "Note"). Upon a Rescission Request (as defined in the Note), this Registration Rights Agreement including all rights granted hereunder shall, without further act or notice by any party, be cancelled and be deemed to be of no further force or effect.

         14. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective of the Company and Rights Holder. This Agreement embodies the entire agreement and understanding between the Company and Rights Holder and supersedes all prior agreements and understandings relating to the subject matter hereof. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF WASHINGTON. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered effective as of the date first above written.

                            SAF-T-HAMMER CORPORATION, a Nevada corporation

                            By:       /s/ Mitchell A. Saltz
                               -------------------------------------------

                            Name:     Mitchell A. Saltz
                                 -----------------------------------------

                            Its:      CEO
                                ------------------------------------------




                                /s/ Colton Melby
                                ------------------------------------------
                                    Colton Melby


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